Exhibit 23.2
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Regarding this registration statement of National Healthcare Technology, Inc., on Form S-8, we consent to the incorporation by reference of our report dated May 19, 2006, relating to the consolidated financial statements, which appear in the Annual Report on Form10-KSB for the year ended December 31, 2005.


/s/ LBB & Associates Ltd., LLP
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(formerly, Lopez, Blevins, Bork & Associates, LLP)
Houston, Texas
September 13, 2006